Meridian Interstate Bancorp, Inc., Reports Results for the Three Months and Year Ended December 31, 2008

Contact: Richard J. Gavegnano, Chairman and Chief Executive Officer
(978) 977-2211
January 30, 2009

Meridian Interstate Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank, (the “Bank”), announced a net loss of $1.7 million for the quarter ended December 31, 2008, compared to a net loss of $22,000 for the quarter ended December 31, 2007.  Net loss per basic and diluted share for the fourth quarter of 2008 was $.08.  The Company recorded a provision for loan losses of $2.9 million in the 2008 quarter, compared to $205,000 in the 2007 quarter.

For the year ended December 31, 2008, the Company recorded a net loss of $2.1 million, compared to net income of $2.3 million for the year ended December 31, 2007.  The 2008 net loss includes a $3.0 million pre-tax contribution of stock to the Company’s charitable foundation, and pre-tax compensation charges of $1.5 million as a result of the retirement of the Bank’s president.

Earnings per share is not applicable for the year ended December 31, 2008 and prior periods, as shares were not outstanding for the entire periods.

Results of Operations
Net interest income for the quarter ended December 31, 2008 was $7.3 million, an increase of $2.0 million, or 38.2%, from the quarter ended December 31, 2007, due to an increase in loan interest income of $1.1 million, or 12.4%, and a reduction in deposit interest expense of $1.4 million, or 20.1%.   Net interest income for the year ended December 31, 2008 was $25.9 million, an increase of $4.8 million, or 22.6%, from the year ended December 31, 2007.  An increase in loan interest income of $3.0 million, or 8.5%, and a reduction in deposit expense of $1.2 million, or 4.6% were offset by a $5.2 million increase in the provision for loan losses.

The Company’s net interest margin was 2.38% and 2.97% for the quarters ended December 31, 2007 and 2008, respectively, with the 2008 quarterly net interest margin increasing from 2.70% and 2.35% for the quarters ended September 30, 2008 and June 30, 2008.  The increase in the quarterly margin in 2008 is due primarily to a decrease in the overall rate paid on deposits and borrowings.  Richard Gavegnano, the Company’s Chief Executive Officer noted, “We are pleased to report another increase in the quarterly net interest margin during these difficult economic times.  Despite the economic recession and the problems in the credit and financial markets, the Company remains focused as we move forward.”

For the year ended December 31, 2008, the net interest margin was 2.61%, compared to 2.47% for 2007.  The 2008 net interest margin benefited from the end of promotional certificate of deposit rates offered in 2007.

Growth in the loan portfolio resulted in increased interest income in 2008, from $9.2 million for the quarter ended December 31, 2007, to $10.3 million for the quarter ended December 31, 2008, as average loan balances increased from $564.6 million to $675.1 million.  For the year ended December 31, 2008, total loan interest income was $38.8 million, compared to $35.7 million for 2007.

The average balance of interest-bearing deposits increased from $720.8 million to $746.8 million for the quarters ended December 31, 2007 and 2008, respectively, while deposit interest expense decreased $1.4 million, or 20.1%.  For the year ended December 31, 2008, deposit interest expense decreased $1.2 million, or 4.6%, from 2007, due to lower rates paid.

Borrowing expense increased $105,000, or 24.9%, for the quarter ended December 31, 2008 compared to the same period in 2007 due to higher average outstanding borrowings, which increased from $36.5 million to $63.1 million.

The Company’s loan loss provision was $2.9 million and $5.6 million for the quarter and year ended December 31, 2008, compared to $205,000 and $465,000 for the same periods in 2007. The increase in the provision relates to loan growth, specific reserves taken for impaired loans, and management’s assessment of various factors affecting the portfolio, including, among others, an ongoing evaluation of credit quality, local real estate market conditions, and general economic factors.

Non-interest income for the fourth quarter of 2008 was $339,000, compared to $452,000 in the fourth quarter of 2007, due mainly to the receipt of proceeds from a litigation settlement of $305,000 during the fourth quarter of 2007.  Non-interest income increased by $3.7 million, to $8.4 million for the year ended December 31, 2008 from the comparable 2007 period.  In 2008, the Company recorded gain on sale of securities of $4.4 million, compared to $299,000 in 2007, while income from bank-owned life insurance decreased $315,000, or 27.6%, due to policy proceeds received in 2007.

Non-interest expense increased from $6.1 million for the quarter ended December 31, 2007 to $7.4 million for the quarter ended December 31, 2008, mainly as a result of increased professional service fees and other real estate owned expense.  Non-interest expense increased $9.3 million, from $22.6 million to $32.0 million for the years ended December 31, 2007, and 2008, respectively.  Salary and employee benefit costs increased from $14.5 million to $17.7 million, primarily as a result of the $1.5 million retirement charge and expense incurred for the Company’s Employee Stock Ownership Plan (ESOP) and post-retirement benefits.  In 2008, the Company also made a $3.0 million contribution to the Meridian Charitable Foundation in conjunction with its stock offering, and incurred an increase in professional service fees.  Professional service fees increased from $1.1 million to $2.3 million as a result of our being a public company.  Real estate owned operating expense increased $656,000 in 2008, as more properties were acquired through foreclosure.  Other expenses increased from $1.9 million to $2.5 million primarily due to an increase in FDIC insurance premiums.  The Company benefited from an FDIC deposit insurance credit in 2007.

Credit Quality
The allowance for loan losses was $6.9 million, or 0.97% of total loans outstanding as of December 31, 2008, compared to $3.6 million, or 0.63% as of December 31, 2007, and $5.7 million, or 0.86% at September 30, 2008.  The increase in the allowance for loan losses from the prior quarter is due to continued loan growth and management’s ongoing assessment of factors affecting the loan portfolio, including further deterioration of the economic environment.  At December 31, 2007, there was $5.1 million of impaired loans, including loans of $621,000 with an impairment allowance of $89,000.   At December 31, 2008, there was $12.5 million of impaired loans, including loans of $1.9 million with an impairment allowance of $418,000. The Bank individually reviews classified residential and commercial loans for impairment based on the fair value of collateral or expected cash flows.

Non-performing assets (non-accrual loans and property acquired through foreclosure) were $16.8 million, or 1.58% of total assets at December 31, 2008, compared to $8.2 million, or 0.77% of total assets at September 30, 2008, and $5.5 million, or 0.55% at December 31, 2007.  The increase in non-performing assets from September resulted primarily from two construction loans.    The Company charged-off of an existing specific impairment reserve of $1.1 million during the fourth quarter for one of these loans.  Total property acquired through foreclosure at December 31, 2008 was $2.6 million, compared to $2.0 million at September 30, 2008 and $560,000 at December 31, 2007.  The increase in property acquired through foreclosure from the prior year is due to one construction lending relationship and several residential properties.

Financial Condition
The Company’s total assets increased by $62.1 million, or 6.2%, to $1.1 billion at December 31, 2008 from December 31, 2007.  Net loans increased by $136.0 million, or 23.9%, with the most significant growth in residential and commercial real estate loans.  Securities available for sale decreased $14.5 million, or 5.4%, and federal funds sold decreased by $81.4 million, as these funds were utilized to fund loan growth.

Deposits increased by $22.4 million, or 2.9%, for the year ended December 31, 2008, due mainly to an increase in money market balances of $34.2 million, or 24.7%.  Outstanding borrowings also increased $29.0 million, to $65.5 million, as the Company opted to replace some higher rate maturing advances with lower cost borrowings.

Stockholders’ equity increased by $74.2 million, to $189.8 million at December 31, 2008 from $115.7 million at December 31, 2007, mainly due to the Company’s stock offering.  The Company also recorded a decrease to other comprehensive income of $12.7 million due to an increase in unrecognized losses on the available for sale portfolio due to general market conditions.  The Company does not hold any trust preferred instruments, private label mortgage back securities, or FNMA or FHLMC preferred stock.  The Company did not apply for TARP funds from the federal government.

Forward Looking Statements
Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,”  “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Interstate Bancorp, Inc.’s management and are subject to significant risks and uncertainties.  Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s November 13, 2007 prospectus and other filings with the U.S. Securities and Exchange Commission.  Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Interstate Bancorp, Inc.’s actual results could differ materially from those discussed.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
(Dollars in thousands)	2008	2007
ASSETS
Cash and due from banks	$10,354	$11,821
Federal funds sold	9,911	91,272
Total cash and cash equivalents	20,265	103,093

Certificates of deposit	7,000	-
Securities available for sale, at fair value	252,529	267,058
Federal Home Loan Bank stock, at cost	4,303	3,165

Loans	711,016	571,741
Less allowance for loan losses	(6,912)	(3,637)
Loans, net	704,104	568,104

Bank-owned life insurance	22,831	18,003
Investment in affiliate bank	10,376	10,772
Premises and equipment, net	22,710	22,816
Accrued interest receivable	6,036	5,764
Foreclosed real estate, net	2,604	560
Deferred tax asset, net	10,057	-
Other assets	2,537	3,891
Total assets	$1,065,352	$1,003,226

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non interest-bearing	$55,216	$51,396
Interest-bearing	741,636	723,050
Total deposits	796,852	774,446

Stock subscriptions	-	62,518
Short-term borrowings	7,811	9,154
Long-term debt	57,675	27,373
Accrued expenses and other liabilities	13,174	14,051
Total liabilities	875,512	887,542

Stockholders’ equity:
Common stock, no par value 50,000,000 shares authorized; 23,000,000 and 0 shares issued at December 31, 2008 and December 31, 2007	-	-
Additional paid-in capital	100,684	-
Retained earnings	105,426	109,177
Accumulated other comprehensive income (loss)	(6,205)	6,507
Unearned compensation - ESOP, 786,600 shares and 0 shares at December 31, 2008 and 2007, respectively	(7,866)	-
Unearned compensation - restricted shares, 250,000 and 0 shares at December 31, 2008 and 2007, respectively	(2,199)	-
Total stockholders’ equity	189,840	115,684
Total liabilities and stockholders’ equity	$1,065,352	$1,003,226

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands, except per share amounts)	2008	2007	2008	2007
Interest and dividend income:
Interest and fees on loans	$10,326	$9,185	$38,781	$35,745
Interest on debt securities	2,541	2,775	10,460	11,039
Dividends on equity securities	552	316	1,816	1,131
Interest on certificates of deposit	59	-	157	-
Interest on federal funds sold	43	534	1,683	1,260
Total interest and dividend income	13,521	12,810	52,897	49,175

Interest expense:
Interest on deposits	5,658	7,080	25,040	26,239
Interest on short-term borrowings	17	82	132	370
Interest on long-term debt	509	339	1,872	1,487
Total interest expense	6,184	7,501	27,044	28,096

Net interest income	7,337	5,309	25,853	21,079
Provision for loan losses	2,907	205	5,638	465
Net interest income, after provision for loan losses	4,430	5,104	20,215	20,614

Non-interest income:
Customer service fees	723	711	2,796	2,733
Loan fees	122	178	673	664
Gain on sales of loans, net	22	30	39	49
Gain (loss) on sales of securities, net	(659)	(873)	4,433	299
Income from bank-owned life insurance	204	293	828	1,143
Equity loss on investment in affiliate bank	(73)	(192)	(396)	(541)
Litigation settlement	-	305	-	305
Total non-interest income	339	452	8,373	4,652

Non-interest expenses:
Salaries and employee benefits	3,885	3,782	17,678	14,486
Occupancy and equipment	717	670	2,915	2,602
Data processing	419	488	1,662	1,588
Marketing and advertising	382	362	1,214	987
Professional services	738	332	2,300	1,069
Contribution to the Meridian
Charitable Foundation	-	-	3,000	-
Other real estate owned expense	600	18	675	19
Other general and administrative	638	488	2,522	1,869
Total non-interest expenses	7,379	6,140	31,966	22,620

Income (loss) before income taxes	(2,610)	(584)	(3,378)	2,646

Provision (benefit) for income taxes	(896)	(562)	(1,270)	380

Net income (loss)	$(1,714)	$(22)	$(2,108)	$2,266

Loss per share:
Basic	$(0.08)	N/A	N/A	N/A
Diluted	$(0.08)	N/A	N/A	N/A

Weighted Average Shares:
Basic	22,122,373	N/A	N/A	N/A
Diluted	22,280,636	N/A	N/A	N/A

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Net Interest Income Analysis
(Unaudited)

	For The Three Months Ended Decmber 31,
	2008			2007
(Dollars in thousands)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)	Average Balance	Interest Earned/Paid	Yield/ Cost (4)
Assets:
Interest-earning assets:
Loans (1)	$675,091	$10,326	6.09%	$564,647	$9,185	6.45%
Securities and certificates of deposit	286,234	3,152	4.38	270,936	3,091	4.53
Other interest-earning assets	21,403	43	0.80	48,034	534	4.41
Total interest-earning assets	982,728	13,521	5.47	883,617	12,810	5.75

Noninterest-earning assets	86,909			67,722
Total assets	$1,069,637			$951,339

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
NOW deposits	$40,827	65	0.63	$30,739	45	0.58
Money market deposits	164,945	1,052	2.54	131,569	1,312	3.96
Savings and other deposits	121,625	340	1.11	123,084	358	1.15
Certificates of deposit	419,443	4,201	3.98	435,374	5,365	4.89
Total interest-bearing deposits	746,840	5,658	3.01	720,766	7,080	3.70

FHLB advances and other borrowings	63,102	526	3.32	36,517	421	4.57

Total interest-bearing liabilities	809,942	6,184	3.04	757,283	7,501	3.93

Noninterest-bearing demand deposits	56,566			60,070
Other noninterest-bearing liabilities	11,252			19,036
Total liabilities	877,760			836,389

Total stockholders’ equity	191,877			114,950
Total liabilities and stockholders’ equity	$1,069,637			$951,339

Net interest income		$7,337			$5,309
Interest rate spread (2)			2.43%			1.82%
Net interest margin (3)			2.97%			2.38%
Average interest-earning assets to average interest-bearing liabilities		121.33%			116.68%

(1)	Loans on non accrual status are included in average balances.

(2)	Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(3)	Net interest margin represents net interest income divided by average interest-earning assets.

(4)	Annualized.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Net Interest Income Analysis
(Unaudited)

	For The Year Ended December 31,
	2008			2007
(Dollars in thousands)	Average Balance	Interest Earned/Paid	Yield/ Cost	Average Balance	Interest Earned/Paid	Yield/ Cost
Assets:
Interest-earning assets:
Loans (1)	$621,985	$38,781	6.24%	$550,494	$35,745	6.49%
Securities and certificates of deposit	297,645	12,433	4.18	275,055	12,170	4.42
Other interest-earning assets	69,275	1,683	2.43	26,244	1,260	4.80
Total interest-earning assets	988,905	52,897	5.35	851,793	49,175	5.77

Noninterest-earning assets	79,250			65,348
Total assets	$1,068,155			$917,141

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
NOW deposits	$39,351	301	0.76	$34,355	123	0.36
Money market deposits	149,827	4,019	2.68	113,392	4,164	3.67
Savings and other deposits	127,250	1,445	1.14	129,153	1,500	1.16
Certificates of deposit	437,183	19,275	4.41	422,588	20,452	4.84
Total interest-bearing deposits	753,611	25,040	3.32	699,488	26,239	3.75

FHLB advances and other borrowings	55,882	2,004	3.59	39,193	1,857	4.74

Total interest-bearing liabilities	809,493	27,044	3.34	738,681	28,096	3.80

Noninterest-bearing demand deposits	54,503			54,051
Other noninterest-bearing liabilities	10,070			11,429
Total liabilities	874,066			804,161

Total stockholders’ equity	194,089			112,980
Total liabilities and stockholders’ equity	$1,068,155			$917,141

Net interest income		$25,853			$21,079
Interest rate spread (2)			2.01%			1.97%
Net interest margin (3)			2.61%			2.47%
Average interest-earning assets to average interest-bearing liabilities		122.16%			115.31%

(1)	Loans on non accrual status are included in average balances.

(2)	Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(3)	Net interest margin represents net interest income divided by average interest-earning assets.

MERIDIAN INTERSTATE BANCORP, INC. AND SUBSIDIARIES
Financial Ratios
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Key Performance Ratios
Return on average assets (4)	(0.64)%	(0.01)%	(0.20)%	0.25%
Return on average equity (4)	(3.57)	(0.08)	(1.09)	2.01
Interest rate spread (1) (4)	2.43	1.82	2.01	1.97
Net interest margin (2) (4)	2.97	2.38	2.61	2.47
Noninterest expense to average assets (4)	2.76	2.58	2.99	2.47
Efficiency ratio (3)	96.13	106.58	93.40	87.91
Average interest-earning assets to average interest-bearing liabilities	121.33	116.68	122.16	115.31

(1)	Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(2)	Net interest margin represents net interest income divided by average interest-earning assets.

(3)	The efficiency ratio represents non-interest expense, divided by the sum of net interest income plus non-interest income, excluding securities gains or losses.

(4)	Annualized for the quarterly data.

	At	At
	December 31,	December 31,
	2008	2007
Asset Quality Ratios
Allowance for loan losses/total loans	0.97%	0.63%
Allowance for loan losses/nonperforming loans	48.57	73.00

Non-performing loans/total loans	2.00	0.87
Non-performing loans/total assets	1.34	0.50
Non-performing assets /total assets	1.58	0.55